Exhibit 10.14

AMENDMENT NO. 1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amended Agreement”) to that certain Amended and Restated Employment Agreement is dated December 17, 2010, and supplements and amends that certain Amended and Restated Employment Agreement (the “Original Agreement”) dated as of August 18, 2010 (the “Effective Date”), by and between Sanomedics International Holdings, Inc., a Delaware corporation with its principal place of business at 80 SW 8th St., Suite 2180, Miami FL 33130 (the "Company") and Keith Houlihan, having an address at 80 SW 8th St., Suite 2180, Miami FL 33130 (the "Executive").

RECITALS:

WHEREAS, the Company and the Executive propose to supplement and amend the terms of the Original Agreement in order to include the “Milestone” as required by Section 4(b) of the Original Agreement as set forth below; and

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.     With respect to the fiscal year ending December 31, 2010, the Milestone as such term is defined in Section 4(b) of the Original Agreement shall be as follows:

Milestone Fiscal Year 2010.

1.	Identify a minimum of 2 new suppliers for manufacturing; and enter into a contractual agreement with at least one;
2.	Identify, recruit and hire a new CFO;
3.	Identify, recruit and hire a new COO;
4.	Identify, recruit and hire a new CTO;
5.	Identify and retain a clinical expert for a review and study of the Company’s products; and
6.	Identify and enter into contractual agreements with retailers.

The parties agree that if the above milestones are met then the partial year 2010 cash bonus will have been earned in the amount set forth by Sections 4(b)(i) or 4(b)(ii).

2.      Conflict.  In the event there is a conflict between the terms of the Original Agreement with this Amended Agreement, the terms of this Amended Agreement shall control any interpretation.  Unless this Amended Agreement expressly amends or supplements the language of the Original Agreement, the Original Agreement shall remain in full force and effect. It is intended that the amendments set forth in this Amended Agreement shall be effective as of the date of the Original Agreement.

3.      Signature in Counterparts.  This Amended Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument.  It is not necessary in making proof of this Amended Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the Parties to this Amended Agreement is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Craig Sizer
Craig Sizer Chief Executive Officer

/s/ Keith Houlihan
Name: Keith Houlihan Executive

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